Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Non Invasive Monitoring Systems, Inc. (the “Company”) on Form 10-Q for the quarterly period ended April 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jane H. Hsiao, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 11, 2021	By:	/s/ Jane H. Hsiao
Jane H. Hsiao, Interim Chief Executive Officer